EXHIBIT 10.11


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the 10th day of September, 2001, by and between Small Town Radio, Inc. a Georgia corporation (the "Company") and Richard P. Smyth (the "Consultant").

                                    RECITALS

         WHEREAS, Consultant has represented that he has the experience and ability to obtain a bank line of credit on behalf of the Company;

         WHEREAS, the Company desires to engage Consultant to obtain a bank line of credit for funds for use as working capital;

         WHEREAS, the Company desires to enter into this Agreement with Consultant to set forth in detail the terms and conditions governing the relationship between the Company and the Consultant;

         THEREFORE, and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Engagement and Term.
         -------------------

                  Subject to the terms and conditions of this Agreement, the Company hereby retains Consultant to provide his services to obtain a bank line of credit in the amounts set forth below on behalf of the Company and for the use of the Company. This Agreement shall be for an initial period of sixty (60) days, and may be extended for two thirty (30) periods, at the Company's discretion. Upon termination of this Agreement, all provisions herein will become null and void, except for the provisions set forth in Sections 6, 10 and 11 of this Agreement, which shall survive the termination of this Agreement.

2.       Description of Services.
         -----------------------

                  During the term of this Agreement, Consultant shall devote appropriate resources to the task of obtaining a bank line of credit for the benefit of the Company. Unless otherwise specifically agreed by the Consultant and the Company in writing, the Consultant shall perform no services for the Company other than as set forth herein.

3.       Amount of Line of Credit.
         ------------------------

                  The line of credit to be obtained by the Consultant for use by the Company shall be for an amount no less than $200,000.

4.       Compensation of Consultant.
         --------------------------

                  (a) The Consultant shall be compensated as follows: for each dollar of a bank line of credit made available to the Company up to $250,000, Consultant shall receive eight (8) shares of the Company's stock under the

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Company's Stock Incentive Plan, registered under the Company's Form S-8. If the
Consultant is successful in obtaining a bank line of credit in the amount of $200,000, the Consultant shall receive 1.6 million shares of the Company's stock. If the Consultant obtains a bank line of credit for $250,000, then the Consultant shall receive 2 million shares of the Company's stock. For amounts over $250,000, the Consultant shall receive four (4) shares of the Company's stock under the Company's Stock Incentive Plan, registered under the Company's Form S-8, for each dollar increase in the bank line of credit. For example, if the Consultant obtains a bank line of credit in the amount of $300,000, the Consultant will be entitled to receive 2.2 million shares. If the Consultant obtains a bank line in the amount of $500,000, then the Consultant shall be entitled to receive 3 million shares of the Company's stock.

                  (b) Any shares issued to Consultant under this Agreement shall be valued as of the date this Agreement, regardless of when actually issued.

                  (c) An initial closing shall occur upon the Consultant fulfilling his duties set forth above. Within forty-eight (48) hours of the initial closing, the Company will issue the appropriate number shares to the Consultant, as set for in 4(a) above. If the line of credit is increased, a subsequent closing shall occur, and the Company will issue the additional shares to which he is entitled, as set forth in 4(a) above. For example, if the Consultant obtains a line of 200,000, he will receive 1.6 million shares of the Company's stock within forty-eight (48) hours. If the line is subsequently increased to $300,000, the Consultant will receive an additional 600,000 shares of the Company's stock.

5.       Terms Acceptable to the Company.
         -------------------------------

                  The terms and conditions of the bank line of credit shall be acceptable to the Company in its sole discretion. Should any term or condition of the bank line of credit at closing differ in any material way from such terms and conditions as presented to the Company prior to closing, the Company shall have the right, in its sole discretion, to reject the bank line of credit, and this Agreement shall become null and void.

6.       Representations and Warranties of the Consultant.
         ------------------------------------------------

                  (a) At all times, the Consultant will observe and shall not knowingly violate any law, regulation, rule or ordinance of any state, including but not limited to, Georgia and Florida, or any federal law, rule, regulation or ordinance governing the transfer, sale, registration, pledge or offering of any security under the Securities Act of 1933 or the Securities Exchange Act of 1934, or any other rule, regulation, or policy of the Securities and Exchange Commission.

                  (b) The Consultant hereby covenants and agrees that he will not utilize the shares of the Company's stock to be awarded to the Consultant, as compensation for his services pursuant to this Agreement, either directly or indirectly, to pledge, collateralize, secure or otherwise to assist the Consultant in acquiring the bank line of credit to be obtained by Consultant contemplated by this Agreement.


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7.       Release of Shares.
         -----------------

                  The shares to be paid to the Consultant in compensation for his services hereunder will be issued to the Consultant within forty-eight (48) hours of the closing by the Company on an acceptable bank line of credit.

8.       Entire Agreement.
         ----------------

                  This Agreement supersedes all prior agreements, if any, between the parties concerning its subject matter, and constitutes the entire Agreement between the parties with respect to the matters contained herein.

9.       Taxes.
         -----

                  Any and all income and other taxes applicable to any payments made by the Company to the Consultant under this Agreement shall be the sole responsibility and liability of Consultant. Consultant shall indemnify and hold harmless the Company for any liability or damages imposed upon the Company for taxes payable by or with respect to Consultant.

10.      Indemnification.
         ---------------

                  (a) The Consultant shall indemnify and hold harmless the Company with respect to any demands, judgments, settlements, damages, payments or claims of any nature whatsoever arising from or out of the Consultant's performance of its duties hereunder, or any breach of the representations and warranties made by the Consultant herein, at law or in equity in connection with the Consultant's activities, actions, operations or decisions, including but not limited to any errors, omissions, incidents or accidents occurring in connection with such activities, actions, operations or decisions, or otherwise in the course of conduct of Consultant's activities, which indemnity shall continue for a period of three (3) years notwithstanding the termination of this Agreement.

                  (b) The Company shall indemnify and hold harmless the Consultant with respect to any demands, judgments, settlements, damages, payments or claims of any nature whatsoever arising from or out of the breach of any representations and warranties made by the Company herein, at law or in equity in connection with this Agreement, which indemnity shall continue for a period of three (3) years notwithstanding the termination of this Agreement.

11.      Confidential Information.
         ------------------------

                  During Consultant's engagement with the Company and for a period of one year thereafter, Consultant and Company will hold in strict confidence and not disclose to any person or entity without the express written authorization of the other party, any confidential or secret information, financial marketing data, including, without limitation, financial statements of the other party, business methods, customer lists or any other secret or confidential information relating to the other party; provided, however, that confidential information shall not include any of the foregoing which (i) is available to the public generally, or (ii) has been obtained by Consultant or Company without the use of any confidential information or in connection with

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the Consultant's engagement with the Company and not in violation of any of the terms of this Agreement, or (iii) is or has been learned by the Consultant or Company through an independent third party who is not and has not been affiliated with or employed by the Company or Consultant, or bound by an agreement of confidentiality or fiduciary duty to the Company or Consultant. Consultant and Company agree that neither will make any use, outside the scope of this engagement, of any confidential information and will not make any use of any confidential information at any time for one (1) year after termination of this Agreement.

12.      Independent Contractor.
         ----------------------

                  Consultant's relationship to the Company hereunder shall be that of an Independent Contractor. Consultant shall not be the agent of the Company and shall have no authority to act on behalf of the Company in any manner whatsoever except in the manner and to the extent that the Company may expressly agree in writing in furtherance of the Consultant's obligations under this Agreement.

13.      Governing Law.
         -------------

                  Regardless of the place of execution or performance, this Agreements and all amendments, modifications or supplements thereto and the rights of the parties hereunder shall be governed by and enforced in accordance with the laws of the State of Georgia.

14.      Agreement Non-Assignable.
         ------------------------

                  The parties acknowledge that this Agreement has been entered into as a result of, among other things, representations by the Consultant that it is able to perform its duties hereunder and this Agreement may not be assigned or transferred by the Consultant in whole or in part without the prior written consent of the Company.

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         IN WITNESS WHEREOF, the Company and the Consultant have caused this
Agreement to be executed as of the date first written above.

                                           The Company, SMALL TOWN RADIO, INC.


                                           By: /s/ Donald Boyd
                                           Its: President

                                           /s/ Robert S. Vail
                                           Chief Financial Officer

                                           The Consultant, RICHARD P. SMYTH,


                                           By:       /s/ Richard P. Smyth
                                           Its: Sole Principal



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